Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Post-Effective Amendment No. 1 Registration Statement of Marine Exploration, Inc. on Form S-8 of my report, dated September 8, 2009 on the consolidated financial statements of Marine Exploration, Inc. for the years ended June 30, 2008 and 2009, which report is included in the Annual Report on Form 10-K for 200 filed with the Securities and Exchange Commission on September 28, 2009.


/s/ Ronald R. Chadwick, P.C.
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RONALD R. CHADWICK, P.C.
Aurora, Colorado
October 5, 2009